UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KNIGHT KNOX DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	5960	33-1220924
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kemp House, City Road
London, England EC1V 2NX
Phone: 1-800-902-278
(Address, including zip code, and telephone number,
Including area code, of registrant's principal executive offices)

Robert C. Harris
564 Wedge Lane
Fernley, NV 89408
Phone: 775-575-5556
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of all correspondence:
John T. Root, Jr.
P.O. Box 5666
Jacksonville, AR 72076
Phone: 501-529-8567

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [x]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
		(2)	(3)	(1)
Common Stock $0.001 par value to be sold by the Company	8,000,000	$0.01	$80,000	$10.30

(1) Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.005 per share for 6,000,000 shares to the sole officer and director.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS
KNIGHT KNOX DEVELOPMENT CORP.
8,000,000 Shares of Common Stock
$0.01 per share

Date of Prospectus: Subject to Completion

Prior to this Offering, no public market has existed for the common stock of Knight Knox Development Corp. Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.  Please refer to discussion under "Prospectus Summary" on page 1 and "Risk Factors on page 6 of the highly illiquid nature of investment in our shares.

This is our initial public offering.  We are registering for sale a total of 8,000,000 shares of our common stock on a self-underwritten, "best efforts" basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our sole officer, James Manley.  He will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of the Offering.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  If 100% of the shares are sold, the Company will receive net proceeds of $80,000.  If 75%, 50% or 25% of the shares are sold the Company will receive net proceeds of $60,000, $40,000, and $20,000, respectively.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

Knight Knox Development Corp. is a development stage company and currently has minimal active business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Knight Knox Development Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Until _____, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", "Knight Knox", and "Company" are to Knight Knox Development Corp.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Knight Knox Development Corp. was incorporated in the State of Nevada on May 2, 2011.  Knight Knox is an e-commerce development stage company that intends to operate a fully functional auction site where customers can register for an account and sell and purchase goods and services.

The Company will utilize the domain www.offeritnow.com to offer these services.  The site will also contain a classified section where customers can advertise items for sale.

We are a development stage company and have commenced only minimal business operations and have not generated any revenues.  Our auditors issued a "substantial doubt" going concern opinion. Our only assets are our cash at August 31, 2014, consisting of approximately $14,731 in cash generated from the issuance of shares of Company common stock to our founder.

Our monthly expense rate is currently $2,500 per month, and our present capital will last us approximately 6 months.  Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $80,000, from this Offering.  However, if we raise $40,000 we estimate this is sufficient to develop the business for the next 12 months.  If we are only able to raise $20,000, from the Offering, then we estimate this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We estimate we need to raise at least $15,000 to cover professional fees and miscellaneous expenses for the 12 months but we would be unable to develop our business in any material way.

Knight Knox's business and corporate address is Kemp House, City Road, London, England EC1V 2NX.  Our telephone number is 800-902-278 and our registered agent for service of process is Robert C. Harris, 564 Wedge Lane, Fernley, NV 89408.  Our fiscal year end is August 31.

We received our initial funding of $30,000 through the sale of common stock to our sole officer and director.  James Manley purchased 6,000,000 shares of our common stock at $0.005 on February 26, 2014 for $30,000.  Our financial statements from inception (May 2, 2011) through the period ended August 31, 2014, report no revenues and a net loss of $15,269.

This is our initial public offering.  We are registering a total of 8,000,000 shares of our common stock. All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of the Offering.

We will be selling the 8,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, Knight Knox is exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering,

•	the first fiscal year after our annual gross revenues are $1 billion or more,

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered
8,000,000 shares of common stock: This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Director for an additional 90 days

Price per share	All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.01 for the duration of the Offering.

Securities Issued and Outstanding
6,000,000 shares of common stock are issued and outstanding  before the offering and 14,000,000 shares will be outstanding after the Offering, assuming all shares are sold.  However, if only 75%, 50% or 25% of the shares being offered are sold, there will be12,000,000, 10,000,000 or 8,000,000 shares outstanding, respectively.

Offering Proceeds	$80,000 assuming 100% of the shares being sold. However, if only 75%, 50% or 25% of the shares being offered are sold, the proceeds will be $60,000, $40,000 or $20,000, respectively.

Registration costs	We estimate our total offering registration costs to be $13,100.

Our officer, director, control person and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our sole executive officer and director will own 42.9% of our common stock.  However, if only 75%, 50% or 25% of the Shares in this Offering are sold, our sole executive officer and director will own 50%, 60% or 75%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company

Risks Associated With Knight Knox Development Corp.:

Our independent auditors have issued an audit opinion for Knight Knox Development Corp. which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on May 2, 2011 and we have not fully developed our proposed business operations and have realized no revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to August 31, 2014, was $15,269 of which approximately $11,000 is for professional fees in connection with this Offering.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	Completion of this Offering,
•	Our ability to attract customers who will buy our services,
•	Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  In the event the Company is unable to generate revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.  However, our directors have indicated a willingness to loan funds as needed during the start-up phase of our operations to cover any short-fall in funds required to pay for offering costs, filing fees, and correspondence with our shareholders.  However, our sole director has not guaranteed any loans to cover a shortfall in funds should this offering fail.  As a result we do not have an alternate source of funds should we fail to complete this Offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital; or
3.   bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services.  We feel we require a minimum of $40,000 to provide sufficient capital to continue with operations and development of the business plan.  Our business plan contemplates the development of a website with a full function auction portal.  Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our products, implement our business plan or continue operating our business.  Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

If only 25% of the offering is sold we will only have enough funds to allocate $4,000 to the website with auction functionality and $1,000 on advertising and marketing which would seriously hinder the development of our business and the ability to generate revenues.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  Based on raising only 25% or $15,000 we will only be able to allocate $4,000 to website design and auction functionality and $1,000 to advertising and marketing with Google Adwords/Pay-per-Click.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

Because Mr. Manley (our sole officer and director) has other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officer and director has other outside business activities and will only be devoting 50% of his time, or 20 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Manley.  In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current sole officer.

We currently are managed by one officer and we are entirely dependent upon them in order to conduct our operations.  If he should resign or die, there will be no one to run Knight Knox Development Corp., and the company has no Key Man insurance.  If our current officer is no longer able to serve as such and we are unable to find other persons to replace him, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our controlling stockholder has significant influence over the Company.

As of August 31, 2014, James Manley, the Company's Chief Executive Officer and Secretary, owns 100% of the outstanding common stock, which becomes 42.9% if all of the shares offered, are sold.  As a result, Mr. Manley possesses significant influence over our affairs.  His stock ownership and sole directorship, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

One investor holds a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

One investor, our President, owns a controlling interest in our outstanding common stock on a primary basis.  As a result, he has the ability to control all matters submitted to the stockholders of Knight Knox Development Corp. for approval (including the election and removal of directors).  A significant change to the composition of our board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Minority shareholders of Knight Knox Development Corp. will be unable to affect the outcome of stockholder voting as long as Mr. Manley retains a controlling interest.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.
We conduct our business exclusively online.  As such, we are subject to certain online security risks.
Our business will be conducted on-line through our website.  Sensitive and private information may be transmitted through our website or through third-parties who process credit card payments.  We would be responsible for certain third parties under the rules and regulations established by the payment networks, such as Visa, MasterCard, Discover and American Express and debit networks. These third parties include merchants and other third-party service providers and agents. We and other third parties collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, driver's license numbers and bank account numbers. We have ultimate liability to the payment networks and our bank sponsors that register us with Visa or MasterCard for our failure or the failure of third parties with whom we may contract to protect this data in accordance with payment network requirements. The loss, destruction or unauthorized modification of merchant or cardholder data by us or our third parties with whom we may contract could result in significant fines, sanctions and proceedings or actions against us by the payment networks, governmental bodies, consumers or others, which could have a material adverse effect on our business, financial condition and results of operations.
Threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. For example, certain of our employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security are increased when we transmit information electronically because such transmissions can be subject to attack, interception or loss. Also, computer viruses can be distributed and spread rapidly over the Internet and could infiltrate our systems or those of third parties. Denial of service or other attacks could be launched against us for a variety of purposes, including interfering with our services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt our delivery of services or make them unavailable. Any such actions or attacks against us or third parties could hurt our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liability, result in the loss of our bank sponsors or our ability to participate in the payment networks, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.
We and third parties with whom we may contract could be subject to breaches of security by hackers. Our encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A breach of a system may subject us to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter merchants from using electronic payments generally and our services specifically, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines under state and federal laws or by the payment networks. A significant cybersecurity breach of our systems or communications could result in payment networks prohibiting us from processing transactions on their networks or the loss of bank sponsors that facilitate our participation in the payment networks, either of which could materially impede our ability to conduct business.
We cannot guarantee that any measures we take to protect ourselves and our clients will prevent the unauthorized use, modification, destruction or disclosure of data or allow us to seek reimbursement from the contracted party. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, which could have a material adverse effect on our business, financial condition and results of operations.
Any significant unauthorized disclosure of sensitive data entrusted to us would cause significant damage to our reputation, and impair our ability to attract new integrated technology and referral partners, and may cause parties with whom we already have such agreements to terminate them.

Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officer, director and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission such as annual reports on form 10K, quarterly reports on form 10Q and Current Reports on Form 8-K, including a Form 10-K for the year ended August 31, 2015, assuming this registration statement is declared effective before that date. At or prior to August 31, 2015, we intend to voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officer, director and 5% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders or 500 unaccredited shareholders and total assets of more than $10 million on August 31, 2015. If we do not file a registration statement on Form 8-A at or prior to August 31, 2015, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officer, director and 5% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a "best-efforts" basis, that is, we intend to sell them through our sole officer and director, who will use his best efforts to sell the shares to the public.   He will receive no commissions.  He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

If Our Registration Statement Is Declared Effective, We Will Be Subject To Reporting Requirements And We Currently Do Not Have Sufficient Capital To Maintain This Reporting Status With The Sec.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Additionally, failure to comply with Section 15(d) reporting obligations may give rise to liability, including liabilities under Section 10(b) and Rule 10b-5 of the Exchange Act.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company's use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Knight Knox Development Corp. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an "emerging growth company" under the JOBS Act Of2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company," and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company" , we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,100 cost of this Registration Statement to be paid from our cash on hand.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our sole Officer And Director Currently Own 100% Of The Issued And Outstanding Stock And Will Continue to Control at least 45.5% Of The Company`s Issued And Outstanding Common Stock After This Offering assuming all the shares being offered by the Company are sold.

Presently, the Company's sole Officer and Director beneficially owns 6,000,000 (100%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Knight Knox Development Corp. Shareholders, including the election of directors.  Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current Shareholder, Officer and Director will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current Officer and Director does own less than a majority of our issued and outstanding shares of common stock following this Offering, he may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our director and officer will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of his share ownership in our Company, our director will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  His interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company's stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

USE OF PROCEEDS

The following table details the Company's intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $80,000 (100%), $60,000 (75%), $40,000 (50%), or $20,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	75%	50%	25%
Professional Fees	$15,000	$15,000	$15,000	$15,000
Website Design and Auction Functionality	15,000	15,000	15,000	4,000
Advertising and Marketing	35,000	29,000	9,000	1,000
Office and Miscellaneous Expenses	1,000	1,000	1,000	-
Working Capital	14,000	-	-	-
Total	$80,000	$60,000	$40,000	$20,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees and regulatory filing fees that will be incurred by the company after our offering is effective.  These are different from our offering expenses as our offering expenses relate to the expenses incurred for our offering to become effective.

Website Design and Development: Pertains to the payments that will be made to design and develop our website including the auction feature.

Advertising and Marketing: Pertains to the cost of advertising and marketing our products.

Office and Miscellaneous Expenses: These are the costs of operating our office including telephone services, mail, stationary, office supplies, bank service fees and charges, and other miscellaneous expenses.

Working Capital: Pertains to the funds allocated to general working capital.  These funds have not yet been allocated and will be used for any unanticipated under budgeting.

There is no assurance that we will be able to raise the entire $80,000 with this Offering.  Therefore, the following details how we will use the proceeds if we raise only 75%, 50% or 25% of this Offering:

If only 75% of this Offering is sold, Knight Knox estimates that this would provide sufficient capital to allocate the full amounts to professional fees, website design with full auction capability, office expenses $29,000 for advertising and marketing.

If only 50% of this Offering is sold, Knight Knox estimates that this would provide sufficient capital to continue with operations and further development of the business plan, but we would only be able to spend $9,000 to spend on advertising and marketing our services. Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing. We estimate that we would be able to operate our business for the next 12 months even if we are unable to generate sufficient revenues to sustain our business.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  Based on raising only 25% or $20,000, we will allocate only $4,000 to finalize development of our website with limited functionality and only $1,000 for advertising and marketing.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees, estimated to be $15,000 for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $80,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of August 31, 2014, the net tangible book value of our shares of common stock was approximately $14,731 or approximately $0.003 per share based upon 6,000,000 shares outstanding.

	100% (8,000,000 Shares)	75% (6,000,000 Shares)	50% (4,000,000 Shares)	25% (2,000,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	0.003	0.003	0.003	0.003
Net Tangible Book Value Per Share After Stock Sale	0.007	0.006	0.005	0.004
Increase in net book value per share due to stock sale	0.004	0.003	0.002	0.001
Dilution (subscription price of $0.01 less NBV per share) to purchasing shareholders	(0.003)	(0.004)	(0.005)	(0.006)

SELLING SECURITY HOLDERS

Not applicable.  We do not have any selling security holders.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Sole Officer and Director

The Company, and its management, will comply with Regulation M.  Management will not bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Neither the Company, nor its management will purchase shares in the secondary market, nor will management attempt to manipulate or affect the price of shares, by way of stabilizing bids or otherwise.  Rule 102(b)(5) of Regulation M exempts offers to sell the underlying securities, which will be the only activity of management or the issuer.

This is a self-underwritten ("best-efforts") Offering.  This Prospectus is part of a prospectus that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  James Manley, our sole officer and director, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The sole officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.	Our sole officer and director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.	Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

Mr. Manley will offer and sell the shares in this offering to friends, family members and business acquaintances.  The only materials that Mr. Manley will use to solicit investors will be the prospectus once it is declared effective.

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 8,000,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to "Knight Knox Development Corp.".

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.
Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 8,000,000 shares are sold), the present stockholder will own 42.9% of our outstanding shares and the purchasers in this Offering will own 57.1%.  If 75%, 50% or 25% (6,000,000, 4,000,000 or 2,000,000) shares are sold, the present stockholder will own 50%, 60% or 75% of our outstanding shares, respectively and the purchasers in this Offering will own 50%, 40% or 25%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (May 2, 2011) through August 31, 2014, are included in this prospectus.  Messineo & Co, CPA's, LLC, 2471 North McMullen Booth Road, Suite 302, Clearwater, FL 33759, has audited our August 31, 2014, financial statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

John T. Root, Jr., P.O. Box 5666, Jacksonville, AR 72076 has provided an opinion upon the validity of the common stock offered hereby.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Knight Knox Development Corp. was incorporated in the State of Nevada on May 2, 2011, and our fiscal year end is August 31.  The company's address is, Kemp House, City Road, London, England EC1V 2NX.  Our telephone number is 1-800-902-278.

Knight Knox Development Corp. has no revenues, and has only limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities for funding.
Knight Knox has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  Knight Knox Development Corp., its director, officer, affiliates and promoters have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Knight Knox Development Corp. plans to develop an online business using the domain www.offeritnow.com that will enable business and individuals to post their products and services for sale on the website.  Customers can advertise items for sale either in the classified section or by using our fully operational auctions site once fully developed.

The Company will generate revenue from the following methods:

•	Selling ad space to 3rd party websites once our website is fully operational;
•	Charging a fee each time an item is sold from the "classified section";
•	Charging a fee each time a customer sells an item on the auction section of our website.

The website will offer secure registration, login details for each account holder, and automated email notification.  Paypal will be the payment gateway.

According to Sucharita Mulpuru, a Vice President & Principal Analyst at Forrester Research, serving eBusiness & Channel Strategy professionals:

•	We have just finalized our projections for US & EU eCommerce for 2012-2017 and not surprisingly, the numbers are strong. Excluding auctions, we expect US online retail sales to reach $262B this year, 13% higher than the total in 2012. In Europe, online retail sales will hit €128B this year.
•	In Europe, we anticipate online retail sales will reach €191B by 2017, reflecting an 11% compound annual growth rate (CAGR) over the next five years.[1]

Plan of Operations

We have concluded that a minimum capital investment of $40,000 or the sale of 50% of this Offering is required in order to finalize development of the website with the full functionality of the online auction, advertise and market our website as a portal for buyers and sellers of products and services.  To design and develop our website fully with a fully functional auction portal, we will require $15,000. We will require $9,000 to be allocated to our advertising and marketing budget  which will be used to set up Google Adwords/Pay-per-Click Campaigns targeting people searching for our products, as well as an SEO effort that includes hiring a writer for blogging, link-building and social media marketing campaigns.  An additional $15,000 will be used for Professional fees, which include fees to an accountant and legal advice. $1,000 will be used for miscellaneous office expenses that are necessary to operate our business, such as phone service and internet service. However, in order to effectively develop our business plan, we feel that the full $80,000 or 100% of this Offering is required.

By the close of this offering, we expect we will have raised at least $40,000 but hopeful to have raised the full $80,000. We feel $40,000 is the minimum required to develop our business although there are no guarantees about how much we will raise and in what time frame.  We expect to have the website fully complete and operational with full auction functionality 6 months after the completion of this offering.

Once we have completed our website and it is fully operational we will begin to market our website using the following online social media avenues:

•	facebook
•	twitter
•	google adwords
•	blogging

We expect to contract out the marketing and advertising of our website and auction portal.  We have hired an independent contractor to design and develop the website and we will hire another independent contractor to market and advertise our website and products.  There will be no long-term agreement or contract with the independent contractors to maintain or manage the website or for our marketing and advertising initiatives. Because there will be no long-term agreement with independent contractors to maintain and troubleshoot issues that may arise with the website, the sole officer may not be able to resolve any potential problems, which could negatively affect the business. As such, we expect to generate revenues in the last six months of the first year following completion of the Offering.

Status of Publicly Announced New Products or Services

Knight Knox currently have no new publicly announced products or services other than the products it expects to sell on its website.

Competitive Business Conditions and Strategy; Knight Knox Development Corp.'s Position in the Industry

Barrier to entry in the industry is extremely low and there are many competitors.  Knight Knox intends to establish itself as a competitive company in the online advertising and auction of products and services .  Knight Knox's main competitors will be firms offering similar products.  Some of the online companies already established are:  www.vivastreet.ie and www.locanto.ie

As a new company compared to some of our competitors, they may have greater financial and marketing resources than do we and they may have a greater advantage to negotiate better discounts as they have been around longer. There are no assurances that our efforts to compete in the marketplace will be successful.

Talent Sources and Names of Principal Suppliers

Knight Knox has hired an independent contractor to design and develop our website, and as well we will hire an independent contractor to do our marketing and advertising of our website.

Dependence on one or a few major Customers

Knight Knox Development Corp. will be dependent on the website, social media and google adwords for finding customers.  Currently we have not yet acquired any customers since our website is not yet fully developed and operational and we have yet to begin any advertising and marketing.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license. We have entered into one vendor agreement and have not entered into any other agreements of contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not aware of any governmental regulations which would currently be material to our operations.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Number of Employees

Knight Know Development Corp. has no employees.  The sole officer and director is donating his time to the development of the company, and intends to do whatever work is necessary in order to bring us to the point of earning revenues.  We estimate that he will be able to complete his required work and complete whatever work is necessary by spending 20 hours per week without lending the Company additional funds.  If this is not the case and additional time and funds will be require then he is willing to commit additional time funds although he has no commitment or contractual obligation to do so.  We have no other employees, and do not foresee hiring any additional employees in the near future.  We will be engaging independent contractors to design and develop our website and manage our internet marketing efforts.

Reports to Security Holders

We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q, as required by Section 15(d).

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding Knight Knox Development Corp. and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

We do not own interests in any real property. Our sole director and officer will work out of his home in London, England.  This location currently serves as our primary office for planning and implementing our business plan and is being provided at no charge to the Company. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future.

Knight Knox Development Corp. does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

All of the 6,000,000 shares of common stock outstanding as of August 31, 2014, were owned by Mr. Manley and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have one (1) stockholder.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company's Board of Director currently plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Director of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Director may deem relevant.

Rule 144 Shares

All 6,000,000 of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our sole officer and director own 6,000,000 restricted shares, or 100% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Rule 144(i) is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements under Section 15(d) and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

From Inception (May 2, 2011) to August 31, 2014

Total expenses	$15,269
Operating revenue	$-
Net loss	$(15,269)
Net loss per common share: Basic and Diluted	$(0.01)
Weighted average number of common shares outstanding: Basic and diluted	3,073,973
Cash dividends declared per common share	$-
Property and equipment, net	$-
Long-term debt	$-
Stockholder's equity	$14,731

From Inception (May 2, 2011) to August 31, 2014
Cash used by investing activities	$-
Cash raised by financing activities	$30,000
Cash provided by (used in) operating activities	$(15,269)
Cash and cash equivalents on hand	$14,731

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Knight Knox Development Corp.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis) unless the SEC determines that the application of such additional requirements is necessary or appropriate in the public interest, after considering protection of investors, and whether the action will promote efficiency, competition and capital formation;

•	submit certain executive compensate on matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

We have generated no revenues since inception and have incurred $15,269 in expenses through August 31, 2014.

The following table provides selected financial data about our company for the period ended August 31, 2014.

Balance Sheet Data:	August 31, 2014
Cash	$14,731
Total assets	$14,731
Total liabilities	$-
Stockholder's equity	$14,731

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering.

During the first year of operations, our officer and director will provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operations.

We received our initial funding of $30,000 through the sale of common stock to James Manley, who purchased 6,000,000 shares of our common stock at $0.005 on February 26, 2014  Our financial statements from inception (May 2, 2011) through the period ended August 31, 2014, reported no revenues and a net loss of $15,269.

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $80,000, from this Offering.  However, if we raise $60,000 or  $40,000, we feel this is sufficient to develop the business for the next 12 months.  If we are only able to raise $20,000, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We feel we need to raise at least $15,000 to cover professional fees, office and miscellaneous expenses for the 12 months.  Therefore our minimum operating cash requirements for the next 12 months is $15,000 and we feel the minimum we require to implement our business plan is $40,000.

We currently have no other plans, arrangements, or commitments to raise any funds.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 "Development Stage Entities."  The Company is devoting substantially all of its efforts to the development of its business plans.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, "Start-up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Concentrations of Credit Risks

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Loss per Share

The Company has adopted ASC 260, "Earnings Per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, "Accounting for Income Taxes". The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.  As of August 31, 2014, the Company did not have any amounts recorded pertaining to uncertain tax positions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address	Age	Position(s)
James Manley	35	President, Chief Executive Officer (CEO),
Kemp House, City Road		Chief Financial Officer (CFO), Secretary, Treasurer, and Director
London, England EC1V 2NX

James Manley has held the position of Director since May 2, 2011 and the positions of president, CEO, CFO, secretary, and treasurer since May 3, 2011.  The person named above is expected to hold his offices/positions until the next annual meeting of our stockholders.  The officer and director set forth herein is our only officer, director, promoter and control person, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

James Manley, the President and Director of the Company, currently devotes up to 20 hours per week to Company matters.  After receiving funding per our business plan, Mr. Manley will continue to devote up to 50% of his time (20 hours per week) to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officer and Director

James Manley

James Manley is the President, CFO, Secretary, Treasurer and Member of the Board of Directors for Knight Knox Development Corp.  Mr. Manley is one of the founders if snapitup.com, which is an internet based firm that provides an avenue for the sale of second hand products for sale without the necessity for Sunday markets or garage sales.  From September 2010 to present, Mr. Manley has held the position of Commercial Manager of commercial properties.  From September 2006 to September 2010, Mr. Manley was president of James Manley Auctioneers, Valuers & Estate Agents.

Mr. James Manley holds professional memberships in M.I.P.A.V. (Member, Property, Auctioneers and Estate Agents, Ireland) and M.I.A.V.I. (Member, Irish Auctioneers & Values Institute).  Mr. Manley has a diploma in Auctioneering and Valuations (awarded by I.P.A.V.), a certificate in Residential & Land Agency and Valuations (awarded by I.A.V.I.), and a certificate in Financial Services (Institute of Commercial Management).

Mr. Manley completed an Auctioneering Course at Dublin Institute of Technology and a course in Marketing Strategy, Sales Techniques, Communication Skills, and Accounting for Business from Skerry's Business College Cork.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (May 2, 2011) to the period ended August 31, 2014, no compensation has been accrued by or paid to

(i)	any individual serving as Knight Knox Development Corp.'s principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
(ii)	Knight Knox Development Corp.'s two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and
(iii)	up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Knight Know Development Corp. at the end of the period.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

James Manley, President, Secretary, CEO, CFO, Treasurer	2014	0	0	0	0	0	0	0	0
	2013	0	0	0	0	0	0	0	0

Currently, our sole officer and/or director is not being compensated for his services during the development stage of our business operations, and have and are not considered to be employees of the Company.

We have not paid any salaries in 2014, and we do not anticipate paying any salaries at any time in 2015.  We will not begin paying salaries until we have adequate funds to do so.

The sole officer and director is reimbursed for any out-of-pocket expenses he may incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officer and director, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officer or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with our officer and do not intend to enter into any employment contracts until such time as it profitable to do so.  Our officer is not considered to be an employee.

Compensation of Director

Our director has not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended August 31, 2014, there were no other arrangements between us and our director that resulted in our making payments to our director for any services provided to us by them as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our director, officer and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	James Manley Kemp House, City Road, London, England EC1V 2NX	6,000,000	100%

Common	Director and Officer as a Group (1 individual)	6,000,000	100%
(1)	The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
(2)	Each shareholder owns his or her shares directly.
(3)	Based on 6,000,000 shares issued and outstanding as of August 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On February 26, 2014, 6,000,000 shares of Knight Knox Development Corp.'s common stock were issued to James Manley, an officer of the Company, at the price of $0.005 per share (a total of $30,000).

Shareholder loan

From inception of the Company (May 2, 2011) until the audited financial statement date of August 31, 2014, there were no shareholder loans outstanding.

Mr. Manley is a founder and therefore may be considered a promoter, as that term is defined in Rule 405 of Regulation C.

Transactions with Related Persons

Our sole officer and director purchased the following shares:

•	On February 26, 2014, the company issued 6,000,000 shares of common stock to James Manley at $0.005 per share for $30,000 cash.

From inception of the Company (May 2, 2011) through the period ended August 31, 214, there have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

Director Independence

As of the date of this Prospectus, we have one director on the board.  Accordingly, the director is not considered to be independent.
MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company's Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•	Audited Financial Statements of the Company for the period of inception (May 2, 2011) to August 31, 2014.

KNIGHT KNOX DELVELOPMENT CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO AUDITED FINANCIAL STATEMENTS

For the Period of May 2, 2011 (Date of Inception) to August 31, 2014

Messineo & Co, CPAs LLC 2471 N. McMullen Booth Rd Ste. 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Knight Knox Development Corp.

We have audited the accompanying balance sheets of Knight Knox Development Corp., a development stage company, as of August 31, 2014 and 2013  and the related statements of operations, stockholder's equity and cash flows for the years then ended and for the period May 2, 2011 (date of inception) through August 31, 2014 . These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Knight Knox Development Corp. as of August 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended and for the period May 2, 2011 (date of inception) through August 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had no revenues, has incurred recurring losses resulting in an accumulated deficit and has negative cash flows from operating activities. The Company requires additional equity funding or financing to commence its operating plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co., CPAs, LLC
Clearwater, Florida
September 24, 2014

KNIGHT KNOX DEVELOPMENT CORP.
(A Development Stage Company)
Balance Sheets

	Aug 31,	Aug 31,
	2014	2013

ASSETS
Current Assets
Cash	$14,731	$-
Total current assets	14,731	-

Total Assets	$14,731	$-

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$-	$-
Total current liabilities	-	-

Total Liabilities	-	-

Stockholder's Equity
Common stock, $0.001 par value; 75,000,000 shares authorized;
6,000,000 issued and outstanding	6,000	-
Additional paid-in capital	24,000	-
Deficit accumulated during the development stage	(15,269)	-
Total stockholder's equity	14,731	-
		-
Total Liabilities and Stockholder's Equity	$14,731	$-

The accompanying auditor's report and notes are an integral part of these audited financial statements.

KNIGHT KNOX DEVELOPMENT CORP.
(A Development Stage Company)
Statements of Operations

			Inception
	Year Ended August 31,		through
	2014	2013	August 31, 2014

Revenue	$-	$-	$-

Operating Expenses
General and administrative	4,269	-	4,269
Professional fees	11,000	-	11,000
Total Operating Expenses	15,269	-	15,269

Loss from Operations	(15,269)	-	(15,269)

Provision for income taxes	-	-	-

Net Loss	$(15,269)	$-	$(15,269)

Basic and diluted net loss per common share	$(0.00)	$-	$-

Basic and diluted weighted-average common shares outstanding	3,073,973	-

The accompanying auditor's report and notes are an integral part of these audited financial statements.

KNIGHT KNOX DEVELOPMENT CORP.
(A Development Stage Company)
Statements of Stockholder's Equity
For the Period of Inception (May 2, 2011) to August 31, 2014

Deficit
Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Number of shares	Amount	Capital	Stage	Equity

Balance - May 2, 2011 (Inception)	-	$-	$-	$-	$-

Net loss	-	-	-	-	-

Balances - August 31, 2012	-	-	-	-	-

Net loss	-	-	-	-	-

Balances - August 31, 2013	-	-	-	-	-

Common shares issued for cash at $0.005 per share	6,000,000	6,000	24,000	-	30,000

Net loss	-	-	-	(15,269)	(15,269)
Balances - August 31, 2014	6,000,000	$6,000	$24,000	$(15,269)	$14,731

The accompanying auditor's report and notes are an integral part of these audited financial statements.

KNIGHT KNOX DEVELOPMENT CORP.
(A Development Stage Company)
Statements of Cash Flows

			Inception
	Years Ended August 31,		through
	2014	2013	August 31, 2014

Cash flows from operating activities:
Net loss	$(15,269)	$-	$(15,269)
Adjustments to reconcile net loss to net
cash used in operating activities:
Changes in assets and liabilities:	-	-	-
Net cash provided by (used in) operating activities	(15,269)	-	(15,269)

Cash flows from investing activities:
Net cash used in investing activities	-	-	-

Cash flows from financing activities:
Proceeds from issuance of common stock	30,000	-	30,000
Net cash provided by financing activities	30,000	-	30,000

Net increase in cash and cash equivalents	14,731	-	14,731
Cash and cash equivalents at beginning of period	-	-	-

Cash and cash equivalents at end of period	$14,731	$-	$14,731

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-	$-

The accompanying auditor's report and notes are an integral part of these audited financial statements.

KNIGHT KNOX DEVELOPMENT CORP.
(A Development Stage Company)
Notes to the Audited Financial Statements
From May 2, 2011 (Inception) through August 31, 2014

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

KNIGHT KNOX DEVELOPMENT CORP. (the "Company") is a Nevada corporation incorporated on May 2, 2011.  It is based in Cork, Ireland.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is August 31.

The Company is a development stage company that intends to develop and operate an auction site where businesses and the general public can post their products and services for sale. To date, the Company's activities have been limited to its formation and the raising of equity capital.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by section ASC 915, "Development Stage Entities."  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Start-Up Costs

In accordance with ASC 720, "Start-up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $14,731 in cash and cash equivalents as of August 31, 2014.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share:
	Year Ended August 31, 2014	Year Ended August 31, 2013

Net loss	$(15,269)	$-

Weighted average common shares issued and outstanding (Basic)	1,753,425	-

Net loss per share, Basic	$(0.01)	$-

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees."  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending August 31, 2014.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 "Income Taxes."  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of August 31, 2014.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition."  No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.   Related party transactions for the year ended August 31, 2014 totaled $30,000 and was comprised of a stock issuance for cash.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of August 31, 2014.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity.   Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company has adopted this standard and future filings will reflect the removal of development stage reporting.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.   The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition.  Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities.  The Company has reviewed the applicable ASU and due to the absence of revenues believes that there will be no material effect on the financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.  A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved.  The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted.  Management has reviewed the ASU and believes that they currently account for these awards in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the financial statements.

In August2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.    Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU, however, at the current period; management does not believe that it has met conditions which would subject these financial statements for additional disclosure.

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 -GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of August 31, 2014, the Company has a net loss from operations of $15,269, an accumulated deficit of $15,269 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending August 31, 2015.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Shares

On February 26, 2014, the company issued 6,000,000 shares to an officer and director at $.005 per share for $30,000 cash.

Preferred shares

No preferred shares have been authorized or issued.

Stock Options and Warrants

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 -PROVISION FOR INCOME TAXES

The Company has not made provision for income taxes for the period May 2, 2011 (date of inception) through August 31, 2014, since the Company has the benefit of net operating losses in these periods.

Due to uncertainties surrounding the Company's ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax asset as of August 31, 2014.  The Company has incurred an operating loss of $15,269 for the period ending August 31, 2014.  The net operating losses carryforward will begin to expire in varying amounts from year 2034 subject to its eligibility as determined by respective tax regulating authorities.

The Company is subject to taxation in the United States and certain state jurisdictions.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

Net deferred tax assets consist of the following components as of:

August 31, 2014
Income tax expense at statutory rate	$(5,191)
Change in valuation allowance	5,191
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

August 31, 2014
NOL Carryover	$5,191
Valuation allowance	(5,191)
Net deferred tax asset	$-

NOTE 6 – RELATED PARTY TRANSACTIONS

On February 26, 2014, the company issued 6,000,000 shares of common stock to an officer and director at $.005 per share for $30,000 cash.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its key employees, including the controlling shareholder who is an officer of the Company.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of August 31, 2014.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 8 -SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$8,500
Accounting	4,000
Printing of Prospectus	300
Miscellaneous	300

TOTAL	$13,100

Offering expenses will be paid by cash on hand.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On February 26, 2014 the Company issued 6,000,000 shares of common stock to Mr. Manley for cash at $0.005 per share for a total of $30,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founder of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company's founders.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.	Description
3.1	Articles of Incorporation and Amendments
3.2	Bylaws
5.1	Opinion re: Legality
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5.1)
99.1	Subscription Agreement

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.         Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.        The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London England on October 8, 2014.

 KNIGHT KNOX DEVELOPMENT CORP., Registrant

/s/ James Manley
James Manley
President (Principal Executive
Officer), Chief Financial Officer
(Principal Accounting Officer),
Treasurer, Secretary and Member of the Board of Directors

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ James Manley	Date: October 8, 2014
James Manley
President (principal executive officer), Chief Financial Officer (principal accounting officer), Secretary Treasurer and Member of the Board of Directors